Exhibit 99.1

Cryoport, Inc. Prices Upsized $350.0 Million Convertible Senior Notes Offering

NASHVILLE, TENNESSEE—(PR NEWSWIRE)—November 9, 2021—Cryoport, Inc. (Nasdaq: CYRX), a global leader in temperature-controlled supply chain solutions for the life sciences industry, today announced the pricing of its offering of $350,000,000 aggregate principal amount of 0.75% convertible senior notes due 2026 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $300,000,000 aggregate principal amount of notes. The issuance and sale of the notes are scheduled to settle on November 12, 2021, subject to customary closing conditions. Cryoport also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $52,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Cryoport and will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2022. The notes will mature on December 1, 2026, unless earlier repurchased, redeemed or converted. Before September 1, 2026, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after September 1, 2026, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Cryoport will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Cryoport’s election. The initial conversion rate is 8.5038 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $117.59 per share of common stock. The initial conversion price represents a premium of approximately 45.0% over the last reported sale price of $81.10 per share of Cryoport’s common stock on November 9, 2021. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (as defined in the indenture for the notes) occurs, Cryoport will, in certain circumstances, increase the conversion rate for a specified time for holder who convert their notes in connection with that make-whole fundamental change.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Cryoport’s option at any time, and from time to time, on or after December 6, 2024 and on or before the 41st scheduled trading day immediately before the maturity date, but only if certain liquidity conditions are satisfied and the last reported sale price per share of Cryoport’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If Cryoport calls any or all notes for redemption, holders of notes called for redemption may convert their notes during the related redemption conversion period, and any such conversion will also constitute a “make-whole fundamental change” with respect to the notes so converted.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Cryoport to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Cryoport estimates that the net proceeds from the offering will be approximately $339.0 million (or approximately $389.9 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

Cryoport intends to use the net proceeds from the registered direct placement of common stock referred to below and a portion of the net proceeds from the offering of notes to repurchase approximately $100.7 million principal amount of its outstanding 3.00% Convertible Senior Notes due 2025 (the “2025 convertible notes”) in separate, privately negotiated repurchase transactions with a limited number of holders of the 2025 convertible notes for an aggregate repurchase price of approximately $351.1 million, which includes accrued and unpaid interest on the repurchased 2025 convertible notes. Cryoport intends to use the remainder of the net proceeds for general corporate purposes. Holders of the 2025 convertible notes that participate in any of these repurchases may purchase or sell shares of Cryoport’s common stock in the open market to unwind any hedge positions they may have with respect to the 2025 convertible notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of Cryoport’s common stock and the notes being offered. Moreover, market activities by holders of the 2025 convertible notes may impact the initial conversion price of the notes being offered.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

In a separate press release, Cryoport also announced today the pricing of its previously announced registered direct placement of 3,072,038 shares of common stock, at a price of $81.10 per share. The issuance and sale of the common stock are scheduled to settle on November 12, 2021, subject to customary closing conditions. The completion of the offering of the notes is not contingent on the completion of the placement of common stock, but the completion of the placement of common stock is contingent on the completion of the offering of the notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any common stock in the placement.

About Cryoport

Cryoport is redefining temperature-controlled supply chain support for the life sciences industry by continually broadening its platform of solutions and services, serving the Biopharma, Animal Health, and Reproductive Medicine markets. Through its family of companies, Cryoport Systems, MVE Biological Solutions, CRYOPDP and CRYOGENE, Cryoport provides strategic solutions that support the growing needs of these markets.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion of the offering and placement and the expected amount and intended use of the net proceeds. Forward-looking statements represent Cryoport’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and placement and risks relating to Cryoport’s business, including those described in periodic reports that Cryoport files from time to time with the SEC. Cryoport may not consummate the offering or placement described in this press release and, if the offering and placement are consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Cryoport does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Todd Fromer

KCSA Strategic Communication

Telephone: 1-212-896-1203

Email: tfromer@kcsa.com

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